DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C15245-02

SEP 0 3 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Advanced Healthcare Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation shall be amended to read in its entirety, as follows:

Name of Corporation: Global Resources Corporation

Article 3 of the Articles of Incorporation shall be amended to read in its entirety as follows:

Shares

Common Stock - 2,000,000,000 shares, $0.001 par value

Preferred Stock - 50,000,000 shares, $0.001 par value

(See Attachment)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Majority *

4. Effective date of filing (optional): September 10, 2004
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF ADVANCED HEALTHCARE TECHNOLOGIES, INC.

Article 3 of the Articles of Incorporation shall be amended to read in its entirety as follows:

"3. Shares

The total number of shares that may be issued by the corporation is Two Billion Fifty Million (2,050,000,000) shares, of which Two Billion (2,000,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Two Million Dollars ($2,000,000) shall be designated "Common Stock," and of which Fifty Million (50,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000) shall be designated "Preferred Stock." The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

A new Article 9 of the Articles of Incorporation shall be added and shall read in its entirety as follows:

"9. Recapitalizations Affecting Outstanding Shares

The board of directors, without the consent of the stockholders of the corporation, may adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation."

My Commission Expires:_______________

SEAL

State of)
)ss.
County of)

On the ____ day of July, 2002, personally appeared before me the Secretary of Mariner Healthcare, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

____
NOTARY PUBLIC

____
Address

____

My Commission Expires:_______________

SEAL

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C15245-02

DEC 0 8 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Advanced Healthcare Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3 of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:
This corporation is authorized to issue 505,000,000 shares, of which 500,000,000 shall be common stock with a par value of $.001 per share and 5,000,000 shares of which shall be preferred stock with a par value of $.001 per share

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 53%*

4. Effective date of filing (optional): ______ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

FILED # C15245-0

AUG 1 4 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

ARTICLES OF MERGER

ARTICLES OF MERGER (these "Articles") made and entered into as of July 29, 2002 by and between Email Mortgage.com, Inc., a Colorado corporation ("Email") and Mariner Health Care, Inc., a Nevada corporation ("Mariner"). These Articles are adopted pursuant to Nevada Revised Statutes and the Colorado Corporations Code. All of such laws expressly permit the merger described herein; subject to and pursuant to all of the terms and conditions as set forth herein.

ARTICLE I
SURVIVOR CORPORATION

Mariner, a Nevada corporation, shall be the survivor corporation.

ARTICLE II
SHARES AUTHORIZED AND OUTSTANDING

On the date of these Articles of Merger, Mariner has authority to issue 100,000,000 common shares, $.001 par value, of which 100,000 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, $.01 par value, of which no preferred shares are issued and outstanding. On the date of these Articles of Merger, Email has authority to issue 100,000,000 common shares, of which 12,507,000 shares issued and outstanding and 5,000,000 shares of Preferred Stock, $.01 par value, of which no preferred shares are issued and outstanding.

ARTICLE III
SHAREHOLDER VOTE

As required pursuant to the Colorado Corporations Code, on June 15, 2002, all of the directors approved the Agreement and Plan of Merger to change the domicile by merging Email into Mariner. No shareholder approval was required under the Colorado Corporations Code. The plan of merger was duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

On June 27, 2002, the sole shareholder entitled to vote on the action constituting 100% of the outstanding shares of Mariner Common Stock approved the Agreement and Plan of Merger to merge Email into Mariner. Said number of votes was sufficient for approval by the stockholders. The plan of merger was duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

ARTICLE IV
PLAN OF MERGER

The executed agreement of merger is on file at the principal place of business of the surviving corporation (Mariner). Said address is 1004 Depot Hill Road, #1-E, Broomfield, CO 80020. A copy of the agreement of merger will be furnished by the surviving corporation to any stockholder of any constituent corporation.

The terms of the Agreement of Merger are as follows:

(1) *Merger*. Email shall be merged with and into Mariner, and Mariner shall survive the merger ("merger"), effective upon the date when the Merger Agreement is made effective in accordance with applicable laws (the "Effective Date").

(2) *Amendment to Articles of Incorporation.* Article I of the Articles of Incorporation of Mariner shall be amended as to read - "The name of the corporation is Advanced Healthcare Technologies, Inc.

(3) *Governing Documents*. The Bylaws of Mariner, in effect on the Effective Date, shall continue to be the Bylaws of Mariner as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

(4) *Further Assurances*. From time to time, as and when required by Mariner or by its successors and assigns, there shall be executed and delivered on behalf of Email such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Mariner the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Email, and otherwise to carry out the purposes of the Merger Agreement, and the officers and directors of Mariner are fully authorized in the name and on behalf of Email or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(5) *Stock of Email*. On and after the Effective Date, all of the outstanding certificates which prior to that time represented securities of Email shall be recalled and canceled and 12,507,000 Mariner Common Shares shall be issued in proportion to their ownership percentage. The registered owner on the books and records of Email or its transfer agents of any outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Mariner or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Mariner Common Stock evidenced by such outstanding certificate as above provided.

(6) *Book Entries*. As of the Effective Date, entries shall be made upon the books of Mariner in accordance with the following.

(a) The assets and liabilities of Email shall be recorded at the amounts at which they were carried on the books of Email immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the Common Shares of Email presently issued and outstanding.

(b) There shall be credited to the common stock account of Mariner the aggregate amount of the stated value of all shares of Mariner Common Stock resulting from the conversion of the outstanding Email Common Stock pursuant to the merger.

(c) There shall be credited to the retained earnings account of Mariner the aggregate of the amount carried in the retained earnings account of Email immediately prior to the Effective Date.

(9) *Access to Documentation*. Prior to the merger, Mariner and Email shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

(10) *Abandonment*. At any time before the effective Date, the Agreement and Plan of Reorganization and the Agreement of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either Mariner or Email or both, notwithstanding approval of the Merger Agreement by the shareholders of Mariner or the shareholders of Email or both.

IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of Mariner and Email and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

Email Mortgage.com, Inc.
A Colorado corporation

ATTEST:

Dianne VandenBurg, President

Gary Rothwell, Secretary

Mariner Health Care, Inc.
A Nevada corporation

ATTEST:

Dianne VandenBurg, President

Gary Rothwell, Secretary

State of Colorado)
)ss.
County of Arapahoe)

On the 29th day of July, 2002 personally appeared before me the President of Email, Mortgage.com, Inc. a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Address: Metrum Community Credit Union
4880 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

My Commission Expires: My Commission Expires 5-25-05

SEAL

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

State of Colorado)
)ss.
County of Arapahoe)

On the 29th day of July, 2002, personally appeared before me the Secretary of Email Mortgage.com, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

Audra Watt
NOTARY PUBLIC

Metrum Community Credit Union
Address: 4980 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

My Commission Expires: My Commission Expires 5-25-05

SEAL

State of Colorado)
)ss.
County of)

On the ___ day of July, 2002, personally appeared before me the President of Mariner Healthcare, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Address

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Mariner Healthcare, Inc., a Nevada corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors.

Gary Rothwell, Secretary

State of Colorado)
)ss.
County of Arapahoe)

On the 29th day of July, 2002, personally appeared before me the Secretary of Mariner Health Care, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Metrum Community Credit Union
Address 8680 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

My Commission Expires: My Commission Expires 5-25-05

SEAL

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Email Mortgage.com, Inc., a Colorado corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.

Gary Rothwell, Secretary

State of Colorado)
)ss.
County of Arapahoe)

On the 24 day of July, 2002, personally appeared before me the Secretary of Email Mortgage.com, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Address: Metrum Community Credit Union
6860 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

My Commission Expires: My Commission Expires 5-25-05

SEAL

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

FILED # C15245-02

JUN 17 2002

Important: Read attached instructions before completing form.

1. **Name of Corporation:**	Mariner Health Care, Inc.
2. **Resident Agent Name and Street Address:**	Name: LaVonne Frost Physical Street Address: 1414 E. Telegraph St., City: Carson City, NEVADA, Zip Code: 89701 Additional Mailing Address: ______ City ______ State ______ Zip Code ______
3. **Shares:**	Preferred Shares 5,000,000 .001 Number of shares with par value: 100,000,000 Par value: .001 Number of shares without par value: -0-
4. **Names, Addresses, Number of Board of Directors/Trustees:**	The First Board of Directors/Trustees shall consist of one members whose names and addresses are as follows: 1. Name: Thomas F. Pierson Street Address: 1004 Depot Hill Road, #1-E, City: Broomfield, State: CO, Zip Code: 80020 2. Name ______ Street Address ______ City ______ State ______ Zip Code ______ 3. Name ______ Street Address ______ City ______ State ______ Zip Code ______ 4. Name ______ Street Address ______ City ______ State ______ Zip Code ______
5. **Purpose:**	The purpose of this Corporation shall be:
6. **Other Matters:**	Number of additional pages attached: 0
7. **Names, Addresses and Signatures of Incorporators:**	Name: Thomas F. Pierson Signature: [signature] Address: 1004 Depot Hill Rd., #1-E, City: Broomfield, State: CO, Zip Code: 80020 Name ______ Signature ______ Address ______ City ______ State ______ Zip Code ______
8. **Certificate of Acceptance of Appointment of Resident Agent:**	I, LaVonne Frost hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R.A. or On Behalf of R.A. Company Date: 6-14-2002

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form CORPART1999.01 Revised on 06/20/01

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Email Mortgage.com, Inc., a Colorado corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.

Gary Rothwell, Secretary

State of Colorado)
)ss.
County of Arapahoe)

On the 29 day of July, 2002, personally appeared before me the Secretary of Email Mortgage.com, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Address: Metrum Community Credit Union
4850 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

SEAL

My Commission Expires: My Commission Expires 5-25-05